Exhibit 10.3

CINCINNATI FINANCIAL CORPORATION

INCENTIVE STOCK OPTION AGREEMENT

[OPTIONEE NAME]

[OPTIONEE ADDRESS BLOCK]

CINCINNATI FINANCIAL CORPORATION (the “Company”) hereby grants to the associate identified above (the “Participant”) an Incentive Stock Option (the “Award”) under the Company's 2006 Stock Compensation Plan (the “Plan”) with respect to the number of shares of the Company’s Common Stock (the “Shares”) specified under the “Award Information” section below, all in accordance with and subject to the provisions set forth in Part II -- Terms and Conditions.

PART I.  AWARD INFORMATION:

Participant Name:

Number of Shares Subject to Award:

Exercise Price: $             per Share, which is the fair market value on the Grant Date

Grant Date:                                                                               , 20__

Vesting Schedule (date on which options granted in the Award become exercisable):

Number of Shares

Applicable Vesting Date

                             , 20__

                             , 20__

                             , 20__

Expiration Date:                                                                      , 20__

Beneficiary Designation (Optional -- see Part II, Section 8):

THIS AWARD IS SUBJECT TO FORFEITURE AS PROVIDED IN THIS INCENTIVE STOCK OPTION AGREEMENT AND THE PLAN.

By accepting this Award, the Participant acknowledges the receipt of a copy of this Incentive Stock Option Agreement (including Part II -- Terms and Conditions) and a copy of the Prospectus and agrees to be bound by all the terms and provisions contained in them and in the Plan.

IN WITNESS WHEREOF, this Incentive Stock Option Agreement has been duly executed as of the Award Date specified below.

CINCINNATI FINANCIAL CORPORATION

By:

ACCEPTED:

_________________________________________

Participant

PART II.  TERMS AND CONDITIONS

1.

Incentive Stock Option. The Company hereby grants to the Participant the right and option to purchase the Shares when and as the Award vests (becomes exercisable) for an exercise price per Share payable by the Participant as specified in Part I -- Award Information of this Incentive Stock Option Agreement.  This Award is intended to be qualified under and is subject to Section 422 of the Internal Revenue Code.

2.

Exercise of Award.  The Participant may exercise this Award, to the extent it has vested, by giving written notice to the Company which specifies the number of whole Shares to be purchased (which may not be less than 25, or the remaining option shares outstanding if less than 25)  accompanied by payment in full of the applicable exercise price.  The payment shall be in the form of cash.  The exercise of this Award shall be effective on the 30th day after the Company’s receipt of such written notice and payment, at which time Shares in the amount exercised by the Participant will be issued to the Participant and will be evidenced by a stock certificate or by a book entry account maintained by the Company’s stock transfer department for the Common Stock. If for any reason (such as termination of employment during the 30-day notice period for reasons other than death, Disability or Normal Retirement) the Award exercise does not become effective, the Company shall refund the amount remitted with the exercise notice in payment for the Shares. This Award shall expire (cease to be exercisable) as of the close of business on the Expiration Date specified in Part I which may not be later than the tenth anniversary of the Grant Date specified in Part I (the “Expiration Time”).

3.

Vesting. Subject to Sections 4 and 5 below, the Award shall vest (become exercisable) in installments on the vesting dates set forth in Part I -- Award Information (each, a “Vesting Date”), provided that the Participant remains employed by the Company (or a subsidiary of the Company) during the entire period ending on and including the relevant Vesting Date (each a “Restriction Period”) commencing on the Grant Date set forth in Part I - Award Information and ending on the applicable Vesting Date.

4.

Participant Death, Disability or Retirement During Restriction Period. In the event of the termination of the Participant’s employment with the Company (and with all subsidiaries of the Company) prior to a Vesting Date due to death, or Disability, or upon the Participant reaching eligibility for Normal Retirement, the Award shall become fully vested on the date of death, Disability, or Normal Retirement.  In the case of vesting due to Normal Retirement or Disability, the Award shall remain exercisable until the earlier of (i) the Expiration Time or (ii) 90 days after the date of Normal Retirement or termination of employment due to Disability.  In the case of the Participant’s death, the Award shall remain exercisable until the earlier of (x) six months after the date of death or (y) the Expiration Time.

5.

Other Termination of Employment During Restriction Period.  If the Participant's employment with the Company (and with all subsidiaries of the Company) is terminated for any reason other than death, Disability or Normal Retirement, the remaining options granted in the Award, whether vested or unvested, shall be forfeited.

6.

Shareholder Rights.  The Participant shall not have the right to vote any Shares or to receive any cash dividends payable with respect to any Shares, or otherwise have any rights as a shareholder with respect to any Shares, unless and until the Shares have actually been issued to the Participant hereunder upon the exercise of the Award as provided in this Agreement.

7.

Transfer Restrictions. This Award is non-transferable and may not be assigned, hypothecated or otherwise pledged, except by designating a beneficiary in Part I – Award Information, or by will or the laws of descent and distribution-, and shall not be subject to execution, attachment or similar process. Upon any attempt to effect any such disposition, or upon the levy of any such process, the Award shall immediately become null and void and shall be forfeited.

8.

Death of Participant. If the Award shall vest upon the death of the Participant, the Award shall be registered in the name of (and shall be exercisable by) the estate of the Participant except that if the Participant has designated a beneficiary where indicated in Part I - Award Information, designation, the Award shall be registered in the name of (and shall be exercisable by) the designated beneficiary.

9.

Other Terms and Provisions. The terms and provisions of the Plan (a copy of which will be furnished to the Participant upon written request) are incorporated herein by reference. To the extent any provision of this Award is inconsistent or in conflict with any term or provision of the Plan, the Plan shall govern. For purposes of this Agreement, (a) the term “Disability” means permanent and total disability as determined under procedures established by the Company from time to time, and (b) the term “Normal Retirement” means (i) retirement from active employment with at least 35 years of continuous service with the Company or its subsidiaries, or (ii) otherwise under a retirement plan of or employment contract with the Company or any subsidiary on or after the date specified as the normal retirement age in the pension plan or employment contract, if any, under which the Participant is at that time accruing retirement benefits for his or her current service (or, in the absence of a specified normal retirement age in the plan or contract, the age at which retirement benefits under such plan or contract become payable without reduction for early commencement and without any requirement of a particular period of prior service). In any case in which either the meaning of “Normal Retirement” is uncertain under the definition contained in the prior sentence or a termination of employment at or after age 65 would not otherwise constitute “Normal Retirement,” a termination of the Participant's employment shall be treated as a “Normal Retirement” under such circumstances as the Committee, in its sole discretion, deems equivalent to retirement. In any case in which the existence of a “Disability” is uncertain under the applicable definition and procedures hereunder, a final and binding determination shall be made by the Committee in its sole discretion.